  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-1 and Form S-8 of Lexaria Bioscience Corp. of our report dated November 26, 2021, relating to the consolidated financial statements of Lexaria Bioscience Corp., for the years ended August 31, 2021 and 2020 which appears in the annual report on Form 10-K of Lexaria Bioscience Corp. dated November 26, 2021.

Vancouver, Canada	/s/ DAVIDSON & COMPANY LLP

November 26, 2021	Chartered Professional Accountants